UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)
555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

Fifth Amended and Restated Floor Plan Credit Agreement

On September 14, 2021, Rush Enterprises, Inc. (“Rush”) and certain of its subsidiaries (Rush and such subsidiaries collectively, the “FP Credit Parties”) entered into the Fifth Amended and Restated Credit Agreement (the “Floor Plan Credit Agreement”) with the Lenders signatory thereto (the “FP Lenders”) and BMO Harris Bank N.A. (“BMO”), as Administrative Agent and Collateral Agent (in such capacities, the “Floor Plan Agent”).

Pursuant to the terms of the Floor Plan Credit Agreement, the FP Lenders have agreed to make up to $1 billion of revolving credit loans to finance the FP Credit Parties’ purchase of new and used vehicle inventory for sale by the FP Credit Parties and working capital needs. Loans to purchase used inventory are limited to $150 million and loans for working capital purposes are limited to $200 million. Each request by the FP Credit Parties for a borrowing must be approved by the Floor Plan Agent in its sole discretion. The FP Credit Parties are obligated to use the proceeds from the sale of inventory to repay any loan made by the FP Lenders to finance such inventory; provided, however, that if the FP Credit Parties sell vehicles and finance the purchase of such inventory by their customer, the FP Credit Parties may, with the consent of the Floor Plan Agent, delay payment of the loan associated with such inventory until the earliest of: (i) demand for payment by the Floor Plan Agent; (ii) receipt of payment from the customer; (iii) the date payment is due from the customer; or (iv) 120 days after the vehicle was sold (which 120 day period may be extended with the consent of FP Lenders holding 75% in interest of the commitments (the “Required Lenders”); provided that the aggregate amount of outstanding loans on which payment has been delayed cannot exceed $85 million (which amount can be increased with the consent of the Required Lenders).

In addition, with respect to each new vehicle inventory loan that remains outstanding more than 12 months, the FP Credit Parties must repay: (i) 10% of the original amount of the loan on the first anniversary of the loan; (ii) 5% of the original amount of the loan on each of the 18th and 24th month anniversary of the loan; and (iii) 5% of the original amount of the loan each month after the two year anniversary of the loan. With respect to each used vehicle inventory loan that remains outstanding more than 12 months, the FP Credit Parties must repay: (i) 10% of the original amount of the loan on each of the 12th, 15th and 18th month anniversary of the loan; and (ii) 5% of the original amount of the loan each month after the 18th month anniversary of the loan.

The FP Credit Parties may voluntarily prepay: (i) inventory loans at any time, provided that after giving effect to any such prepayment, the amount by which the Total Equipment Loans (as defined in the Floor Plan Credit Agreement) exceeds the Net Equipment Loans (as defined in the Floor Plan Credit Agreement) shall not exceed $200,000,000; (ii) inventory loans to the extent reasonably necessary to increase the then-limited capacity for advances to purchase additional inventory, provided the Floor Plan Agent approves such prepayment, and (iii) working capital loans at any time.

In addition, if at any time the Total Committed Loans (as defined in the Floor Plan Credit Agreement), including requests for advances that are committed but not yet funded, are less than or equal to $250,000,000 and Working Capital Loans (as defined in the Floor Plan Credit Agreement) are less than $200,000,000, the FP Credit Parties shall be deemed to request working capital loans in an amount sufficient to increase such loans to $200,000,000. Similarly, if at any time the Total Committed Loans, including requests for advances that are committed but not yet funded, are greater than $250,000,000 but less than or equal to $400,000,000 and Working Capital Loans are less than $100,000,000, the FP Credit Parties shall be deemed to request working capital loans in an amount sufficient to increase such loans to $100,000,000.

Borrowings under the Floor Plan Credit Agreement bear interest per annum, payable monthly, at (A) the greater of (i) zero and (ii) one month LIBOR rate, determined on the last day of the prior month, plus (B) 1.10%. The Floor Plan Credit Agreement provides for a delinquency charge on late payments of 1.5% per month or, at the option of the Floor Plan Agent, 5% of the past due amount.

The FP Credit Parties have granted the Floor Plan Agent, for the benefit of the FP Lenders, a security interest in: (i) all of their present and future new and used vehicle inventory, together with all attachments, accessories, exchanges, and additions to (including replacement parts installed in or repairs to) any such inventory, and all chattel paper, documents, certificates of title, certificates of origin, general intangibles, instruments, accounts and contract rights now existing or hereafter arising with respect thereto and (ii) all cash and non-cash proceeds of any of the foregoing, in order to secure their obligations under the Floor Plan Credit Agreement.

The Floor Plan Credit Agreement expires September 14, 2026, although the Floor Plan Agent has the right to terminate the Floor Plan Credit Agreement at any time upon 360 days written notice. We may terminate the Floor Plan Credit Agreement at any time, subject to specified limited exceptions.

The Floor Plan Credit Agreement requires us to meet the following financial covenants as of the last day of each quarter:

●
the ratio of our consolidated adjusted funded debt to our consolidated adjusted EBITDA, each as defined in the Floor Plan Credit Agreement, for the four quarter period then ending cannot exceed 2.50 to 1.00.

●	the ratio of our cash flow to our consolidated fixed charges, each as defined in the Floor Plan Credit Agreement, for the four quarter period then ending cannot be less than 1.20 to 1.00.

●	the ratio of our cash assets to our consolidated floorplan indebtedness, each as defined in the Floor Plan Credit Agreement, for the four quarter period then ending cannot be less than 1.10 to 1.00.

If an event of default exists under the Floor Plan Credit Agreement, the FP Lenders will be able to terminate the Floor Plan Credit Agreement and accelerate the maturity of all outstanding loans, as well as exercise other rights and remedies. Each of the following is an event of default under the Floor Plan Credit Agreement:

●	failure to pay any principal, interest, fees, expenses or other amounts when due;

●	failure of any representation or warranty to be materially correct;

●	any breach of financial covenants or negative covenants or failure to deliver financial statements;

●	failure to observe any other agreement, security instrument, obligation or covenant beyond specified cure periods in certain cases;

●	default under other indebtedness in excess of $10.0 million;

●	bankruptcy or insolvency events;

●	judgments against us in excess of certain allowances;

●	any loan document or lien securing our obligations under the Floor Plan Credit Agreement ceases to be effective;

●
the FP Credit Parties obtain inventory financing (other than (i) for construction equipment and (ii) financing provided by equipment manufacturers, their affiliated finance companies or other lenders that provide financing pursuant to arrangements with equipment manufacturers, subject to certain conditions) other than pursuant to the Floor Plan Credit Agreement;

●	any collateral having a value in excess of 1% of the collateral granted to the Floor Plan Agent is attached;

●	a material adverse effect, as defined in the Floor Plan Credit Agreement, occurs;

●
any person in control of Rush and its subsidiaries is accused or alleged or charged (whether or not subsequently arraigned, indicted or convicted) by any Governmental Authority to have used any inventory in connection with the commission of any crime (other than a misdemeanor moving violation);

●	a change of control, which includes the following events:

(i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934), other than Permitted Investors (as defined below), of Rush stock representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Rush stock;

(ii) a majority of the seats on Rush’s board of directors are occupied by persons who were not directors on September 14, 2021 and were neither (i) nominated by Rush’s board of directors nor (ii) appointed by directors so nominated; or

(iii) Rush ceases, directly or indirectly, to own and control, beneficially and of record, one hundred percent (100%) of the issued and outstanding voting stock and stock equivalents of each subsidiary that is a borrower under the Floor Plan Credit Agreement; or

●
the occurrence of one or more ERISA Events that have had, or could reasonably be expected to result in liability which would reasonably be expected to have individually or in the aggregate, a Material Adverse Effect.

“Permitted Investors” means W. Marvin Rush, W.M. “Rusty” Rush, Robin Rush, Barbara Rush, David Orf, James Thor, Martin A. Naegelin, Scott Anderson, Derrek Weaver, Steven Keller, Corey Lowe and Rich Ryan and any other person whose stock is controlled by any one or more of the foregoing.

Rush has guaranteed the borrowers’ obligations under the Floor Plan Credit Agreement pursuant to a Guaranty Agreement, dated as of December 31, 2010, in favor of the Floor Plan Agent (the “FP Guaranty Agreement”).

The Floor Plan Credit Agreement amends and restates the $1 billion Fourth Amended and Restated Credit Agreement, dated as of April 25, 2019, by and between the FP Credit Parties, BMO Harris Bank N.A., as administrative agent and collateral agent, and the lenders signatory thereto.

The foregoing description is qualified in its entirety by reference to the full text of (i) the Floor Plan Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference, and (ii) the FP Guaranty Agreement, which is incorporated herein by reference to Exhibit 10.2 of Rush’s Current Report on Form 8-K (File No. 000-20797) filed January 6, 2011.

Working Capital Credit Agreement

On September 14, 2021, Rush Enterprises, Inc. (“Rush”) and certain of its subsidiaries (Rush and such subsidiaries collectively the “WF Credit Parties”) entered into the Credit Agreement (the “WF Credit Agreement”) with the Lenders signatory thereto (the “WF Lenders”) and Wells Fargo Bank, National Association (“WF”), as Administrative Agent (in such capacity, the “WF Agent”).

Pursuant to the terms of the WF Credit Agreement, the WF Lenders have agreed to make up to $250 million of revolving credit loans to finance the WF Credit Parties’ capital expenditures, including commercial vehicle purchases for the leasing and rental fleet, and working capital needs. The WF Credit Parties expect to use the revolving credit loans available under the WF Credit Agreement primarily for the purpose of purchasing commercial vehicles for the Idealease lease and rental fleet. The WF Credit Parties may borrow, repay and reborrow loans from time to time until the maturity date.

Borrowings under the WF Credit Agreement bear interest per annum, payable on each interest payment date, as defined in the WF Credit Agreement, at (A) the base rate plus the applicable margin, each as defined in the WF Credit Agreement, or (B) (i) prior to the term SOFR transition date, the daily simply SOFR rate plus the applicable margin, each as defined in the WF Credit Agreement and (ii) on and after the term SOFR transition date, the term SOFR rate plus the applicable margin.

Pursuant to a Collateral Agreement, dated as of September 14, 2021, in favor of the WF Agent (the “WF Collateral Agreement”), the WF Credit Parties granted the WF Agent, for the benefit of the WF Lenders, a security interest in all of their present and future accounts, cash and currency, chattel paper, commercial tort claims, company vehicles, documents, equipment, fixtures, general intangibles, instruments, intellectual property, inventory (including without limitation parts inventory), letter-of-credit rights, all other goods, and books and records pertaining to all such assets, and all proceeds, products, accessions to any of the foregoing and all supporting obligations with respect to any of the foregoing in order to secure their obligations under the WF Credit Agreement; provided that such grant does not include a security interest in: (a) any of their right, title or interest in or to any real property, deposit accounts, securities accounts; (b) any vehicles financed by the PACCAR Leasing Company, leases between customers and WF Credit Parties related to vehicles financed by the PACCAR Leasing Company or proceeds of any such property that PACCAR Leasing Company may have a security interest in; or (c) the WF Credit Parties or any of the collateral granted to the Floor Plan Agent under the Floor Plan Credit Agreement, including new and used vehicle inventory, together with all attachments, accessories, exchanges, and additions to (including replacement parts installed in or repairs to) any such inventory, and all chattel paper, documents, certificates of title, certificates of origin, general intangibles, instruments, accounts and contract rights now existing or hereafter arising with respect thereto.

The WF Credit Agreement expires September 14, 2024, although, upon the occurrence and during the continuance of an event of default, the WF Agent has the right to, or upon the request of the required lenders must, terminate the commitments and declare all outstanding principal and interest due and payable. We may terminate the commitments at any time.

The WF Credit Agreement requires us to meet the following financial covenants as of the last day of each fiscal quarter:

●
the ratio of our consolidated adjusted indebtedness to our consolidated adjusted EBITDA, each as defined in the WF Credit Agreement, for the four fiscal quarter period then ending cannot exceed 2.50 to 1.00.

●
the ratio of our consolidated cashflow less our capital expenditures for such period (excluding capital expenditures funded with indebtedness or equity interests) to our consolidated fixed charges, each as defined in the WF Credit Agreement, for the four fiscal quarter period then ending cannot be less than 1.20 to 1.00.

●
the ratio of the sum of: (i) our book value of accounts receivable, plus the book value of our parts inventory, minus the aggregate amount of accounts payable to original equipment manufacturers to the extent such amounts are secured by liens having priority over the liens securing the loans extended under the WF Credit Agreement, plus the net book value of fixed assets to (ii) credit exposure, each as defined in the WF Credit Agreement, for the four fiscal quarter period then ending cannot be less than 1.50 to 1.00.

If an event of default exists and is continuing under the WF Credit Agreement, the WF Lenders will be able to terminate the WF Credit Agreement and accelerate the maturity of all outstanding loans, as well as exercise other rights and remedies. Each of the following is an event of default under the WF Credit Agreement:

●	failure to pay any principal or provide cash collateral when due;

●	failure to pay any interest, fees or other expenses and such default continues beyond the specified cure periods;

●	failure of any representation or warranty to be materially correct;

●	any breach of financial covenants or negative covenants or failure to deliver financial statements;

●	failure to observe any other agreement, security instrument, obligation or covenant beyond specified cure periods in certain cases;

●	default under other indebtedness in excess of $10.0 million;

●	bankruptcy or insolvency events;

●	judgments against us in excess of certain allowances;

●
any lien securing obligations under the WF Credit Agreement ceases to be senior to any liens subordinated to such liens pursuant to a subordination agreement, or the provisions of any such subordination agreement cease to be effective;

●	a change of control, which includes the following events:

(i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934), other than Permitted Investors, of Rush stock representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Rush stock;

(ii) a majority of the seats on Rush’s board of directors are occupied by persons who were not directors on September 14, 2021 and were neither (i) nominated by Rush’s board of directors nor (ii) appointed by directors so nominated; or

(iii) Rush ceases, directly or indirectly, to own and control, beneficially and of record, one hundred percent (100%) of the issued and outstanding voting stock and stock equivalents of each subsidiary that is a borrower under the WF Credit Agreement; or

●
the occurrence of one or more ERISA Events that have had, or could reasonably be expected to result in liability which would reasonably be expected to have individually or in the aggregate, a Material Adverse Effect.

Rush has guaranteed the borrowers’ obligations under the WF Credit Agreement pursuant to a Guaranty Agreement, dated as of September 14, 2021, in favor of the WF Agent (the “WF Guaranty Agreement”).

The foregoing description is qualified in its entirety by reference to the full text of (i) the WF Credit Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference, (ii) the WF Collateral Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference and (iii) the WF Guaranty Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the Floor Plan Credit Agreement and WF Credit Agreement is incorporated into this Item 2.03 by reference.

Item 8.01         Other Events.

In connection with the closing of the Floor Plan Credit Agreement and the WF Credit Agreement, Rush and certain of its subsidiaries terminated its Credit Agreement dated as of March 21, 2017, as amended (the “2017 Credit Agreement”), pursuant to which the lenders thereunder agreed to make revolving credit loans to Rush and certain of its subsidiaries for working capital, capital expenditures and other general corporate purposes. The termination was effective as of August 31, 2021. At the time of termination, no borrowings were outstanding under the 2017 Credit Agreement.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

10.1
Fifth Amended and Restated Credit Agreement, dated as of September 14, 2021 by and among Rush Enterprises, Inc., the subsidiaries of Rush party thereto as borrowers, the Lenders signatory thereto and BMO Harris Bank N.A., as Administrative Agent and Collateral Agent

10.2
Credit Agreement, dated as of September 14, 2021 by and among Rush Enterprises, Inc., the subsidiaries of Rush party thereto as borrowers, the Lenders signatory thereto and Wells Fargo Bank, National Association, as Administrative Agent.

10.3
Collateral Agreement, dated as of September 14, 2021, executed by Rush Enterprises, Inc. and the subsidiaries of Rush party thereto as borrowers in favor of Wells Fargo Bank, National Association, as Administrative Agent

10.4	Guaranty Agreement, dated as of September 14, 2021, executed by Rush Enterprises, Inc. in favor of Wells Fargo Bank, National Association, as Administrative Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: September 20, 2021	By: /s/ Michael Goldstone
Michael Goldstone
Vice President, General Counsel and
Corporate Secretary